UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 2, 2017

MAGELLAN GOLD CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Nevada	_333-174287	27-3566922
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

2010A Harbison Drive # 312, Vacaville, CA  95687
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (707) 884-3766

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company[ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [     ]

ITEM 2.03CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBGLIATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On November 2, 2017, Magellan Gold Corporation, a Nevada corporation (the “Company”) sold a 10% Convertible Promissory Note (“Note”) in principal amount of $125,000 for a purchase price equal to the principal amount of the Note pursuant to the terms of a of Securities Purchase Agreement dated November 2, 2017.  The Securities Purchase Agreement is filed herewith as Exhibit 10.1 and the Note is filed herewith as Exhibit 99.1.

ITEM 3.02UNREGISTERED SALE OF EQUITY SECURITIES

ITEM 7.01REGULATION FD DISCLOSURE

The following sets forth the information required by Item 701 of Regulation S-K with respect to the unregistered sales of equity securities by Magellan Gold Corporation (the "Company"), effective November 2, 2017:

a.On November 2, 2017 the Company sold an aggregate of $125,000 of its securities consisting of a 10% Convertible Promissory Note (the “Note”). The purchase price for the Note is equal to the principal amount of the Note as reflected in Item 2.03 above. After deducting the investor’s discount and legal fees, net proceeds to the Company were $113,500.

b.The Note was sold to one investor which qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933 as amended (the "Securities Act").

c.The Company is obligated to pay a $7,400 consulting fee to an unaffiliated third party in connection with the issuance of the Securities.

d.The issuance of the Securities was undertaken without registration under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act set forth in Sections 4(2) thereunder.  The investors each qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D.  In addition, the Securities, which were taken for investment purposes and not for resale, were subject to restrictions on transfer.  We did not engage in any public advertising or general solicitation in connection with this transaction, and we provided the investor with disclosure of all aspects of our business, including providing the investor with our reports filed with the Securities and Exchange Commission and other financial, business and corporate information.  Based on our investigation, we believed that the accredited investors obtained all information regarding the Company that each requested, received answers to all questions posed and otherwise understood the risks of accepting our Securities for investment purposes.

e.After 180 days from the date of closing the Note, principal and accrued interest, is convertible, at the option of the holder, into shares of common stock of the Company.  The conversion price is the lesser of (i) the closing sale price of the common stock on the trading day immediately preceding the closing date the Note and (ii) 65% of the lowest trading price of the common stock for the 20 trading days preceding the conversion date, or the closing bid price, whichever is lower.  The conversion price is also subject to further adjustment under certain circumstances.

f.Net proceeds will be used for general working capital.

ITEM 9.01:FINANCIAL STATEMENTS AND EXHIBITS

Item	Title
10.1	Securities Purchase Agreement
99.1	Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Magellan Gold Corporation

Date: November 7, 2017	By: /s/ W. Pierce Carson W. Pierce Carson, President